SUB-ITEM 77H

As of December 31, 2015, the following entity no longer owned 25% or more of the voting securities of the Fund:


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|FUND                                |ENTITY                                |
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|MFS Research International Portfolio|Delaware Life Insurance Company       |
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|MFS Technology Portfolio            |Guardian Insurance and Annuity Company|
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